UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report: November 30, 2010

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 30, 2010, OurPet’s Company (“OurPet’s”) entered into a Commercial Security Agreement (the “Security Agreement”) with FirstMerit Bank, N.A. (“FirstMerit”) and executed a Promissory Note (the “Note”) for the principal amount of $300,000. The Note matures on May 1, 2011 and provides for interest payments on the principal balance beginning January 1, 2011. The interest rate is a variable rate based on FirstMerit’s prime rate plus .50%, with the initial rate set at 3.250%. The purpose of the short-term loan is to meet OurPet’s immediate working capital needs related to business growth. Under the Security Agreement FirstMerit was granted a blanket lien on OurPet’s assets consistent with the lien granted to FirstMerit under its other outstanding loans to OurPet’s.

The foregoing descriptions of the Note and Security Agreement are not complete and are qualified in their entirety by reference to the Note and Security Agreement, which are attached to this current report as Exhibits 10.54 and 10.55 respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.54	Promissory Note dated November 30, 2010 executed by OurPet’s

10.55	Commercial Security Agreement dated November 30, 2010 executed by OurPet’s and FirstMerit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2010	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.54	Promissory Note dated November 30, 2010 executed by OurPet’s

10.55	Commercial Security Agreement dated November 30, 2010 executed by OurPet’s and FirstMerit